Page 16 of 17

                                    EXHIBIT N

                             EARTHLINK NETWORK, INC.
                                LOCK-UP AGREEMENT

                                                               ___________, 1998

DEUTSCHE MORGAN GRENFELL INC.
THE ROBINSON HUMPHREY COMPANY, INC.
INVEMED ASSOCIATES, INC.
         as Representatives of the several Underwriters

c/o Deutsche Morgan Grenfell Inc.
1550 El Camino Real, Suite 100
Menlo Park, CA  94025

         Re:      Earthlink Network, Inc. (the "Company")
                  Proposed Offering of Common Stock

Ladies and Gentlemen:

          This letter is being delivered to you in accordance with the proposed Underwriting Agreement (the "Underwriting Agreement") between the Company and the Representatives, as Representatives of the several Underwriters named in
Schedule 1 thereto (the "Underwriters"), relating to an underwritten public offering of common stock of the Company (the "Common Stock"). The undersigned, the beneficial owner of shares of the Company's Common Stock, understands that the Company intends to sell shares of Common Stock of the Company and to grant to the Underwriters an over-allotment option to purchase additional shares of Common Stock (the "Offering"). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

          In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Offering, and in recognition of the benefit that such Offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned irrevocably agrees, with each Underwriter to be named in the Underwriting Agreement, for the benefit of the Company, you and the other Underwriters, that, should the Offering be effected, the undersigned will not publicly announce any intention to, will not allow any affiliate or subsidiary, if applicable, to, and will not itself, without the prior written consent of Deutsche Morgan Grenfell Inc. on behalf of the Underwriters, (i) offer, pledge, sell, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option to sell, grant any option right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, Common Stock, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock (whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the shares of Common Stock or such other securities, in cash or otherwise), in each case, beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) or otherwise controlled by the undersigned on the date hereof or hereafter acquired, for a period beginning from the date of execution of the Underwriting Agreement and continuing to and including the date 90 days after the date of the Prospectus; provided, however, that the undersigned may, without the prior written consent of Deutsche Morgan Grenfell Inc. on behalf of the Underwriters, transfer shares of Common Stock to members of the undersigned's immediate family or to trusts for the benefit of members of the undersigned's immediate family or in connection with bona fide gifts, provided that any transferee agrees to the transfer restrictions described above.

               The undersigned, whether or not participating in the Offering, confirms that he, she or it understands that the Underwriters and the Company will rely upon the representations set forth in this agreement in proceeding with the Offering. This agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns. If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date, the agreement set forth above shall likewise be terminated.

               The undersigned understands that the Company has not made any public announcement relating to the Offering, and the Company is prohibited from doing so by rules and regulations promulgated by the Securities and Exchange Commission ("SEC") until the Company has filed its registration statement with SEC. The undersigned agrees to keep confidential all information regarding the Offering, including without limitation, the anticipated date of the Offering, the terms of the Offering, and the identity of the underwriters.

                                   Sincerely,

                                   ____________________________________________
                                   Signature

                                   ____________________________________________
                                   Name

                                   ____________________________________________
                                   Title (if Applicable)


The foregoing is accepted and agreed to
as of the date first above written:

DEUTSCHE MORGAN GRENFELL INC.
ROBINSON HUMPHREY COMPANY
INVEMED ASSOCIATES, INC.

By: DEUTSCHE MORGAN GRENFELL INC.,
         for itself and on behalf of the Representatives

Signature

Name

Title